UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2016 (April 15, 2016)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Sanchez Energy Corporation (the “Company”) approved several new forms of agreements for use in equity awards pursuant to the Sanchez Energy Corporation Second Amended and Restated 2011 Long Term Incentive Compensation Plan (the “Plan”), to the Company’s Chief Operating Officer, Christopher D. Heinson, and other employees of the Sanchez Group Members (as defined in the Plan) providing services to the Company and its subsidiaries (the “Employees” or individually, the “Employee”) on April 15, 2016 (the “Grant Date”).  The new forms of agreements consist of the following:

•                  Two new forms of restricted stock award agreements, one of which provides for vesting in equal annual increments over a three year period from the Grant Date (the “Restricted Stock Agreement”) and the other of which provides for cliff vesting five years after the Grant Date or earlier if the common stock, par value $0.01 per share (the “Common Stock”), closing price equals or exceeds certain benchmarks as set forth in the form of agreement (the “Performance Accelerated Restricted Stock Agreement” or “PARSAP”); and

•                  Two new forms of phantom stock agreements payable only in cash, one of which provides for vesting in equal annual increments over a three year period from the Grant Date (the “Phantom Stock Agreement”) and the other of which provides for cliff vesting five years after the Grant Date or earlier if the Common Stock closing price equals or exceeds certain benchmarks as set forth in the form of agreement (the “Performance Accelerated Phantom Stock Agreement,” together with the Restricted Stock Agreement, the PARSAP and the Phantom Stock Agreement, the “New Equity Award Agreements”).

Upon the occurrence of any of the following events, awards made under each of the New Equity Award Agreements will vest automatically:  a Change of Control (as defined in the Plan), a Qualifying Termination (as defined in each of the New Equity Award Agreements) or the Employee’s death or Disability (as defined in the Plan).

Each New Equity Award Agreement contains an exhibit with a restrictive covenant agreement (the “Restrictive Covenant Agreement”). Among other items, the Restrictive Covenant Agreement contains confidentiality and non-solicit provisions.

The foregoing does not purport to be a complete description of each of the New Equity Agreements, and is qualified in its entirety to the forms of the New Equity Agreements filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated herein by reference.

Restricted Stock Agreement

Pursuant to the Restricted Stock Agreement, the Committee approved a grant of 100,000 shares of restricted Common Stock to Christopher D. Heinson, the Company’s Chief Operating Officer and in the Company’s most recently filed proxy statement, a “named executive officer” pursuant to Item 402 of Regulation S-K.

Performance Accelerated Restricted Stock Agreement

Pursuant to the Performance Accelerated Restricted Stock Agreement, the Committee approved a grant of 100,000 shares of restricted Common Stock to Mr. Heinson.

Phantom Stock Agreement

Pursuant to the Phantom Stock Agreement, the Committee approved a grant of 200,000 shares of phantom stock to Mr. Heinson.

Performance Accelerated Phantom Stock Agreement

Pursuant to the Performance Accelerated Phantom Stock Agreement, the Committee approved a grant of 100,000 shares of phantom stock to Mr. Heinson.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Form of Restricted Stock Agreement for Employees.
10.2	Form of Performance Accelerated Restricted Stock Agreement for Employees.
10.3	Form of Phantom Stock Agreement for Employees.
10.4	Form of Performance Accelerated Phantom Stock Agreement for Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 21, 2016	By:	/s/ Antonio R. Sanchez, III
Antonio R. Sanchez, III
Chief Executive Officer

EXHIBIT INDEX

Exhibits
10.1	Form of Restricted Stock Agreement for Employees.
10.2	Form of Performance Accelerated Restricted Stock Agreement for Employees.
10.3	Form of Phantom Stock Agreement for Employees.
10.4	Form of Performance Accelerated Phantom Stock Agreement for Employees.